Exhibit 10.1

THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT

This THIRD AMENDMENT (this “Amendment”) dated as of October 31, 2018 in respect of that certain Loan and Security Agreement dated as of September 2, 2016 (as amended by that First Amendment dated as of September 27, 2016, as further amended by that Second Amendment dated as of June 25, 2018 and as further amended, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”) by and among Cortland Capital Market Services LLC (“Cortland”), in its capacity as administrative agent for the Lenders and collateral agent for the Secured Parties (together with its successors and assigns in such capacity, “Agent”), OCM Strategic Credit SIGTEC Holdings, LLC, in its capacity as a Lender and in its capacity as Sole Lead Arranger, together with the other Lenders from time to time party thereto (each a “Lender” and collectively, “Lenders”), and SIGA Technologies, Inc., a Delaware corporation (“Borrower”). Capitalized terms used and not otherwise defined herein have the meanings assigned to them in the Credit Agreement.

WHEREAS, this Amendment includes an amendment to the Credit Agreement that has been requested by the Loan Parties, to which Agent and the Lenders have agreed, and that will become effective on the Third Amendment Effective Date (as defined below) on the terms and subject to the conditions set forth herein.

Accordingly, in consideration of the foregoing, subject to the conditions set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1
AMENDMENTS TO THE CREDIT AGREEMENT

1.1          Amendments to Credit Agreement. The Credit Agreement is amended as follows:

(a)          The following defined term contained in Section 11 of the Credit Agreement is hereby amended and restated in its entirety to read in full as follows:

““Permitted Dispositions” means (a) sales of inventory in the ordinary course of business, (b) dispositions, in the ordinary course of business, of equipment that is worn out, damaged or no longer used or useful in the business of a Loan Party for cash so long as no Default or Event of Default has occurred and is continuing at the time of such disposition or would result after giving effect thereto, (c) the use of cash and Cash Equivalents (i) to make required payments in connection with the PharmAthene Judgment and (ii) otherwise to the extent not prohibited under any Loan Document, (d) dispositions not otherwise permitted hereunder that are made for fair market value and with respect to any assets or property not related to or subject to any contract with BARDA; provided that (i) at the time of any such disposition, no Default or Event of Default shall exist or shall result from such disposition, (ii) not less than 75% of the aggregate sales price from such disposition shall be paid in cash, and (iii) the aggregate fair market value of all assets or property so disposed of by the Loan Parties and their Subsidiaries shall not exceed $250,000 in any calendar year; provided, further, for the avoidance of doubt, the foregoing clause (d) shall not be utilized to make dispositions that are permitted and governed by clause (e) below, (e) dispositions not otherwise permitted hereunder that are made for fair market value and with respect to assets or property subject to or related to any contract with BARDA; provided that (i) at the time of any such disposition, no Default or Event of Default shall exist or shall result from such disposition, (ii) not less than 75% of the aggregate sales price from such disposition shall be paid in cash, and (iii) the aggregate fair market value of all assets or property so disposed of by the Loan Parties and their Subsidiaries shall not exceed $100,000 in any calendar year; provided, further, for the avoidance of doubt, the foregoing clause (e) shall not be utilized to make dispositions that are permitted and governed by clause (d) above, (f) discounts or forgiveness of accounts receivable in the ordinary course of business or in connection with collection or compromise thereof so long as no Default or Event of Default has occurred and is continuing at the time of such discount or forgiveness, or would result after giving effect thereto, and which in the aggregate for this clause (f) shall not exceed $250,000 in the aggregate in any calendar year, (g) licenses permitted under this Agreement, (h) issuances of Stock or Stock Equivalents to qualifying directors (in each case, other than Disqualified Stock), (i) Transfers among Loan Parties, (j) transactions permitted under Sections 7.5 and 7.6, and (k) disposition of the Priority Review Voucher granted by the FDA to Borrower in connection with the FDA’s approval of TPOXX on July 13, 2018 (the “PRV Disposition”); provided that (i) at the time of such disposition, no Default or Event of Default shall exist or shall result from such disposition, (ii) not less than 75% of the aggregate sales price from such disposition shall be paid in cash, (iii) all Net Cash Proceeds from such disposition shall be deposited into the PRV Proceeds Account and (iv) such disposition has occurred on or prior to December 31, 2018 (or such later date as approved by the Requisite Lenders in their sole discretion).”

(b)          The following defined terms are hereby added to Section 11 of the Credit Agreement in appropriate alphabetical order:

““Net Cash Proceeds” means the aggregate proceeds paid in cash or Cash Equivalents received by Borrower in connection with the PRV Disposition, net of (a) attorneys’ fees, accountants’ fees, fees paid to financial advisors, sale commissions and related search and recording charges, transfer taxes, and other customary fees and expenses actually incurred in connection therewith and directly attributable thereto, (b) taxes paid or payable as a result thereof, and (c) the amount of any reasonable reserve established in accordance with GAAP against any adjustment to the sale price or any liabilities (other than any taxes deducted pursuant to clause (b) above) (i) related to the PRV Disposition and (ii) retained by the Borrower including against any indemnification obligations (provided, however, the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Cash Proceeds from and after the date of such reduction).

“PRV Disposition” has the meaning set forth in the defined term “Permitted Dispositions.”

“PRV Proceeds Account” means a Deposit Account maintained by Borrower for the deposit of Net Cash Proceeds from the PRV Disposition, which Deposit Account shall at all times be subject to a Blocked Account Control Agreement.

(c)          Section 2.4(a) of the Credit Agreement is hereby amended and restated in its entirety to read in full as follows:

“(a)      Interest Payments. For each Term Loan, Borrower shall pay interest to Agent, for the benefit of Lenders in accordance with their Pro Rata Shares, at the rate of interest for such Loan determined in accordance with Section 2.3 in arrears (i) on the Escrow Release

Date for accrued and unpaid interest from and including September 30, 2016 to such date and (ii) thereafter, on each Scheduled Payment Date, commencing on the first Scheduled Payment Date following the Escrow Release Date. Interest payments due hereunder shall first, be funded from funds held in the Interest Reserve Account, until the balance in the Interest Reserve Account is zero and second, be funded from funds held in the PRV Proceeds Account, until the balance in the PRV Proceeds Account is zero. On the Escrow Release Date, accrued and unpaid interest shall be paid in accordance with Section 2.2(b)(i) and on each Scheduled Payment Date thereafter, Agent shall automatically debit first, the Interest Reserve Account and then, the PRV Proceeds Account for the amount of interest then due and owing. If on any Scheduled Payment Date, there are insufficient funds in the Interest Reserve Account or the PRV Proceeds Account, as applicable, to fund the interest payment (or any portion thereof) then due and owing, Borrower shall make such interest payment (or any portion thereof) by wire transfer to the Agent Account before 2:00 p.m. (New York time) on the date when due.”

(d)          Section 2.4 of the Credit Agreement is hereby amended to add the following clause (f).

“Any voluntary prepayment or repayment of the Term Loan (including, for purposes of clarity, a repayment of the Term Loan in full on the Final Maturity Date pursuant to clause (y) of such defined term) may be funded from funds held in the PRV Proceeds Account, until the balance in the PRV Proceeds Account is zero; provided, for the avoidance of doubt, any other prepayment or repayment of the Term Loan required under this Agreement (whether as a result of the occurrence of the Final Maturity Date (other than pursuant to clause (y) of such defined term), an Event of Default, acceleration of the Obligations pursuant to Section 8.2, or otherwise) shall not be funded from funds held in the PRV Proceeds Account.”

Section 5.6(c) of the Credit Agreement is hereby amended and restated in its entirety to read in full as follows:

“(c)        No Loan Party has any Deposit Accounts, Securities Accounts, commodity accounts or other investment accounts other than the Escrow Account, the Interest Reserve Account, the PRV Proceeds Account, those accounts as of the date hereof and described in Schedule 5.6 hereto as of the date hereof, and accounts for which the Loan Parties have delivered written notice thereof to Agent as required pursuant to Section 6.10(d).”

(e)          Section 6.10(b) of the Credit Agreement is hereby amended and restated in its entirety to read in full as follows:

“(b)        (i) On and after the Escrow Release Date, Borrower shall hold the Interest Reserve in a Deposit Account and (ii) after the Escrow Release Date, Borrower shall hold the Net Cash Proceeds from the PRV Disposition in a Deposit Account, which, in the cases of each such Deposit Account shall be subject to a deposit account control agreement, in form and substance reasonably satisfactory to the Agent and Requisite Lenders and that shall provide for the Agent to have sole dominion and control over the Interest Reserve Account and the PRV Proceeds Account, as applicable, at all times pursuant to the terms of such deposit account control agreement (each, a “Blocked Account Control Agreement”).

(f)          Section 6.10(c) of the Credit Agreement is hereby amended and restated in its entirety to read in full as follows:

“(c)       Other than amounts on deposit in the Interest Reserve Account or the PRV Proceeds Account, each Loan Party shall hold all of its other cash and Cash Equivalents in a Deposit Account or Securities Account, and each Loan Party shall enter into, and cause each depository or securities intermediary to enter into (x) on or before the Escrow Release Date, for any such Deposit Accounts or Securities Accounts (other than an Excluded Account) opened or maintained as of the Escrow Release Date or (y) prior to or concurrently with the establishment or acquisition of any new Deposit Account or Securities Account (other than an Excluded Account) established or acquired after the Escrow Release Date, in each case, in form and substance reasonably satisfactory to Agent and Requisite Lenders (together with any Blocked Account Control Agreement, each an “Account Control Agreement”) with respect to each such Deposit Account and Securities Account maintained by such Person. All such Account Control Agreements (other than with respect to any Blocked Account Control Agreement) shall provide for “springing” cash dominion with respect to each such account, including each disbursement account. With respect to each Account Control Agreement providing for “springing” cash dominion, Agent will not deliver to the relevant depository institution a notice or other instruction which provides for exclusive control over such account by Agent until an Event of Default has occurred and is continuing.”

SECTION 2
REPRESENTATIONS AND WARRANTIES

2.1         Representations and Warranties. To induce Agent and Lenders to enter into this Amendment, each Loan Party represents and warrants, on and as of the Third Amendment Effective Date, that the following statements are true and correct on and as of the Third Amendment Effective Date:

(a)         The execution, delivery and performance by each Loan Party of this Amendment will not (a) contravene any of the organizational documents of such Loan Party, (b) violate any material Requirement of Law, (c) require any action by, filing, registration, qualification with, or approval, consent or withholding of objections from, any Governmental Authority or any other Person, except those which have been obtained and are in full force and effect, (d) result in the creation of any Lien on any of such Loan Party’s Property (except for Liens in favor of Agent, on behalf of itself and the other Secured Parties), or (e) result in any breach of or constitute a default under, or permit the termination or acceleration of, any Material Agreement to which such Loan Party is a party.

(b)         This Amendment has been duly authorized, executed and delivered by each Loan Party and constitutes the legal, valid and binding obligations of each such Person that is a party hereto, enforceable against such Person in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

(c)         The representations and warranties of each Loan Party contained in Section 5 of the Credit Agreement or any other Loan Document are true and correct in all material respects (or with respect to such representations and warranties which by their terms contain materiality qualifiers, shall be true and correct) in each case on and as of the Third Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or with respect to such representations and warranties which by their terms contain materiality qualifiers, shall be true and correct) as of such earlier date.

SECTION 3
CONDITIONS TO EFFECTIVENESS

3.1        Third Amendment Effective Date. This Amendment shall become effective as of the first date (the “Third Amendment Effective Date”) on which each of the following conditions shall have been satisfied:

(a)          Execution and Delivery of this Amendment. Agent and Lenders shall have received a counterpart signature page of this Amendment duly executed by each of the Loan Parties.

(b)         Representations and Warranties. The representations and warranties set forth in Section 2.1 shall be true and correct on the Third Amendment Effective Date.

SECTION 4
POST-CLOSING CONDITIONS

4.1          Post-Closing Conditions.

(a)        Within four (4) Business Days of the Third Amendment Effective Date, Borrower shall file an 8-K, in form and substance reasonably acceptable to the Agent and Lenders, disclosing this Amendment and transactions described herein; provided that any 8-K that attaches the Third Amendment as an exhibit shall be deemed reasonably acceptable. Notwithstanding any provision of this Amendment or any other Loan Document, the Borrower’s failure to perform or observe this post-closing condition shall constitute an immediate Event of Default under the Loan Agreement.

(b)         By November 14, 2018 (or such longer date as Agent (at the direction of the Requisite Lenders in their sole discretion) may permit), Borrower shall have either (i) caused Signature Bank to provide to Agent internet banking view only access to that certain Deposit Account (as defined in that certain Control Account Agreement, effective as of October 24, 2018, by and among Borrower, Agent and Signature Bank) or (ii) moved such Deposit Account to another bank and caused such bank to enter into an Account Control Agreement.  Notwithstanding any provision of this Amendment or any other Loan Document, the Borrower’s failure to perform or observe this post-closing condition shall constitute an immediate Event of Default under the Loan Agreement.

SECTION 5
REAFFIRMATION

5.1         Reaffirmation. Borrower hereby ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party (after giving effect hereto). Borrower acknowledges that each of the Loan Documents remains in full force and effect and is hereby ratified and reaffirmed. The execution of this Amendment shall not operate as a waiver of any right, power or remedy of Agent or Lenders, constitute a waiver of any provision of any of the Loan Documents or serve to effect a novation of the Obligations.

SECTION 6
MISCELLANEOUS

6.1        Governing Law. THIS AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH STATE).

6.2          Successors and Assigns. The provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided that none of the Loan Parties may assign or transfer any of its rights or obligations under this Amendment except as permitted by the Credit Agreement.

6.3          Counterparts; Effectiveness. This Amendment may be executed in any number of counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Amendment. Faxed or otherwise electronically submitted signatures to this Amendment shall be binding for all purposes.

6.4         Severability. Any provision of this Amendment being held illegal, invalid or unenforceable in any jurisdiction shall not affect any part of such provision not held illegal, invalid or unenforceable, any other provision of this Amendment or any part of such provision in any other jurisdiction.

6.5          Effects of this Amendment.

(a)         Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of Agent or the Lenders under the existing Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or of any other Loan Documents, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

(b)        From and after the Third Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the Credit Agreement in any other Loan Document shall be deemed a reference to the Credit Agreement as amended hereby. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

6.6         Release. In consideration of the Lenders’ and Agent’s agreements contained in this Amendment, each Loan Party hereby irrevocably releases and forever discharge the Lenders and the Agent and their affiliates, subsidiaries, successors, assigns, directors, officers, employees, agents, consultants and attorneys (each, a “Released Person”) of and from any and all claims, suits, actions, investigations, proceedings or demands, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law of any kind or character, known or unknown, which such Loan Party ever had or now has against Agent, any Lender or any other Released Person which relates, directly or indirectly, to any acts or omissions of Agent, any Lender or any other Released Person relating to the Credit Agreement or any other Loan Document on or prior to the date hereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the undersigned has executed this Amendment as of the date set forth above.

BORROWER:

SIGA TECHNOLOGIES, INC.

By:	/s/ Daniel J. Luckshire
Name:	Daniel J. Luckshire
Title:	Chief Financial Officer

[Signature Page to Third Amendment to Loan and Security Agreement]

AGENT:

CORTLAND CAPITAL MARKET SERVICES LLC

By:	/s/ Matthew Trybula
Name:	Matthew Trybula
Title:	Associate Counsel

[Signature Page to Third Amendment to Loan and Security Agreement]

LENDER:

OCM STRATEGIC CREDIT SIGTEC HOLDINGS, LLC

By: Oaktree Fund GP IIA, LLC
Its: Manager
By: Oaktree Fund GP II, L.P.
Its: Managing Member

By:	/s/ Nilay Mehta
Name:	Nilay Mehta
Title:	Senior Vice President

By:	/s/ Edgar Lee
Name:	Edgar Lee
Title:	Managing Director

[Signature Page to Third Amendment to Loan and Security Agreement]